Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-225636) and Form S-8 (No. 333-225629,  No. 333-222051, No. 333-218005 and No. 333-197887) of uniQure N.V. of our report dated February 28, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

Amsterdam, The Netherlands,  February 28, 2019

PricewaterhouseCoopers Accountants N.V.

/s/ R.M.N. Admiraal RA